EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William T. Monahan, Jill D. Burchill and Carolyn A. Bates, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 of Imation Corp., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

        Name                              Title                     Date

                                Chairman, President, Chief          May 13, 1997
/s/ William T. Monahan          Executive Officer and Director
---------------------------     (principal executive officer)
William T. Monahan


/s/ Jill D. Burchill            Chief Financial Officer             May 13, 1997
---------------------------     (principal financial officer)
Jill D. Burchill


/s/ James R. Stewart            Corporate Controller                May 13, 1997
---------------------------     (principal accounting officer)
James R. Stewart


/s/ Lawrence E. Eaton           Director                            May 13, 1997
---------------------------
Lawrence E. Eaton


/s/ Linda W. Hart               Director                            May 13, 1997
---------------------------
Linda W. Hart


/s/ William W. George           Director                            May 13, 1997
---------------------------
William W. George


/s/ Ronald T. LeMay             Director                            May 13, 1997
---------------------------
Ronald T. LeMay


/s/ Marvin L. Mann              Director                            May 13, 1997
---------------------------
Marvin L. Mann


/s/ Mark A. Pulido              Director                            May 13, 1997
---------------------------
Mark A. Pulido


/s/ Daryl J. White              Director                            May 13, 1997
---------------------------
Daryl J. White